Exhibit (h)(5)

AMENDMENT

To

Transfer Agency and Services Agreement

Between

The Legg Mason Funds

and

Boston Financial Data Services, Inc.

This Amendment is made as of this 4th day of May, 2015, between Boston Financial Data Services, Inc. (the “Transfer Agent”) and each of the investment companies listed on Schedule A (each a “Fund” and collectively the “Funds”), to the Transfer Agency and Services Agreement between the parties dated September 1, 2014, as amended (the “Agreement”). In accordance with the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Parties. The parties do hereby agree that as of the date hereof, the Western Asset Premium Liquid Reserves, Ltd., Western Asset Institutional Liquid Reserves, Ltd., Western Asset U.S. Treasury Reserves, Ltd., Western Asset Institutional Cash Reserves, Ltd., and Western Asset Government Money Market Fund, Ltd. are removed as parties to the Agreement. All references in the Agreement and in any exhibits or schedules thereto to “Fund” or “Funds” shall be deemed to exclude such entities.

2.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of May 4, 2015; and

3.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “May 4, 2015 Amendment”) except as specifically revised by this Amendment.

4.	Except as specifically set forth in this May 4, 2015 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this May 4, 2015 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH OF THE INVESTMENT COMPANIES LISTED ON SCHEDULE A HERETO, EACH OF WHICH IS ACTING ON ITS OWN BEHALF AND NOT ON BEHALF OF ANY OTHER INVESTMENT COMPANY

LEGG MASON PARTNERS INSTITUTIONAL TRUST		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ Kenneth D. Fuller	By:	/s/ Richard J. Johnson

Name:	Kenneth D. Fuller	Name:	Richard J. Johnson

Title:	Managing Director, President & CEO	Title:	Managing Director
Legg Mason Affiliated Mutual Funds

LEGG MASON PARTNERS MONEY MARKET TRUST

By:	/s/ Kenneth D. Fuller

Name:	Kenneth D. Fuller

Title:	Managing Director, President & CEO
Legg Mason Affiliated Mutual Funds

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

By:	/s/ Kenneth D. Fuller

Name:	Kenneth D. Fuller

Title:	Managing Director, President & CEO
Legg Mason Affiliated Mutual Funds

LEGG MASON INVESTOR SERVICES LLC

By:	/s/ Kenneth D. Fuller

Name:	Kenneth D. Fuller

Title:	Managing Director, President & CEO
Legg Mason Affiliated Mutual Funds

SCHEDULE A

Effective Date: May 4, 2015

Fund	Portfolio	Class
Legg Mason Partners Institutional Trust
	Western Asset Institutional Liquid Reserves	Institutional, SVB L, SVB I, and Investor

	Western Asset Institutional U.S. Treasury Reserves	Institutional and Investor

	Western Asset Institutional Cash Reserves	Institutional, S, L, SVB, and Investor

	Western Asset Institutional Tax Free Reserves	Institutional and Investor

	Western Asset Institutional AMT Free Municipal Money Market Fund	Institutional and Investor

	Western Asset Institutional Government Reserves	Institutional, Premium and Investor

	Western Asset Institutional U.S. Treasury Obligations Money Market Fund	Institutional, Investor, and Administrative

Legg Mason Partners Money Market Trust
	Western Asset California Tax Free Money Market Fund	N and Service
	Western Asset Liquid Reserves	N and Service
	Western Asset Tax Free Reserves	N and Service
	Western Asset New York Tax Free Money Market Fund	N and Service
	Western Asset U.S. Treasury Reserves	N and Service
	Western Asset Connecticut Municipal Money Market Fund	N and Service
	Western Asset Government Reserves	N and Service

Legg Mason Partners Premium Money Market Trust
	Western Asset Premium Liquid Reserves	—
	Western Asset Premium U.S. Treasury Reserves	—
	Western Asset Premium Tax Free Reserves	—